UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 19, 2020 (October 18, 2020)

TIVITY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(800) 869-5311

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $.001 par value	TVTY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2020, Tivity Health, Inc. (“Company”) entered into a Stock Purchase Agreement (“Purchase Agreement”) with Kainos NS Holdings LP, a Delaware limited partnership (“Parent”), and KNS Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Purchaser”).

Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company will sell to Purchaser all of the issued and outstanding capital stock of Nutrisystem, Inc., a Delaware corporation and wholly owned direct subsidiary of the Company (“Nutrisystem”), for a cash purchase price of $575,000,000, subject to customary adjustments.  The consummation of the transactions contemplated by the Purchase Agreement (collectively, the “Transactions”), which will result in the disposition of the Company’s Nutrition business (the “Nutrition Business”), is expected to occur in the fourth quarter of 2020.

The Purchase Agreement contains certain customary representations and warranties made by the Company and Purchaser. The parties have agreed to various customary covenants, including (but not limited to) covenants by the Company regarding the conduct of the Nutrition Business prior to the closing of the Transactions and covenants by Purchaser to obtain debt and equity financing. Additionally, the Purchase Agreement includes an employee no-hire and non-solicitation covenant by the Company with respect to employees of the Nutrition Business that continues from the date of the Purchase Agreement until the third anniversary of the closing of the Transactions.

The Purchase Agreement provides for post-closing indemnification with respect to breaches of fundamental representations and post-closing covenants by the parties, as well as indemnification with respect to certain other matters specified in the Purchase Agreement.

The closing of the Transactions is subject to customary closing conditions, including, among others, (i) the expiration or termination of the waiting period applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the absence of any law or order that would prevent or prohibit the consummation of the Transactions and any proceeding or lawsuit pending for the purpose of obtaining any such legal restraint. The obligations of each party to consummate the Transactions are also conditioned upon (i) the accuracy of the representations and warranties of the other party as of the closing (subject to customary materiality qualifiers), (ii) the absence of any material breach by the other party of its covenants or agreements under the Purchase Agreement, and (iii) with respect to the obligations of Purchaser, the absence of a material adverse effect with respect to the Nutrition Business.  In addition, in connection with, and as a condition to the closing of, the Transactions, the Purchase Agreement contemplates that the Company will enter into a transition services agreement with Purchaser, pursuant to which, among other things, (i) the Company will provide to Purchaser certain human resources, information technology, finance and accounting and other services for up to six months following the closing of the Transactions and (ii) Purchaser will provide the Company certain administrative services for inventory management and order fulfillment relating to nutrition products for a period of 18 months following the closing of the Transactions.

The Purchase Agreement also contains certain termination rights, including, among others, the right of either party to terminate the Purchase Agreement if (i) the Transactions have not been consummated on or prior to January 19, 2021, (ii) any court or other governmental authority of competent jurisdiction has issued an order or taken any other actions permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and nonappealable, or (iii) the other party breaches its representations, warranties or covenants in a manner that results in the failure of the related closing condition to be satisfied (subject to a cure period in certain circumstances).  In addition, the Company has the right to terminate the Purchase Agreement, if, in connection with the receipt of a superior seller proposal, the Company’s board of directors determines in good faith that the failure to terminate the Purchase Agreement would be reasonably likely to result in a breach of the directors’ fiduciary duties under applicable law.  A “superior seller proposal” is defined in the Purchase Agreement as a takeover proposal with respect to the Company as a whole which the Company’s board of directors determines in good faith is reasonably likely to be consummated and is more favorable to the Company’s stockholders from a financial point of view than the Transactions contemplated by the Purchase Agreement.

The Purchase Agreement also provides that if the Company terminates the Purchase Agreement in order to enter into a definitive agreement for a superior seller proposal, the Company will pay Purchaser a termination fee of $15,000,000. In the event of a breach by Purchaser, the Company will be entitled to either (i) seek specific performance to cure any such breach by Purchaser (provided that the specific performance remedy will not be available in the event that Purchaser fails to receive the proceeds of the financing despite the reasonable best efforts of Purchaser) or (ii) terminate the Purchase Agreement subject to certain cure rights and receive from Purchaser a reverse termination fee of $30,000,000.

Purchaser has delivered to the Company executed preferred equity and debt commitment letters that provide Purchaser with preferred equity and debt financing for the Transactions in amounts equal to $150,000,000 and $250,000,000, respectively. In addition, Parent has received a commitment from Kainos Capital Partners II LP, an affiliate of Parent (“Kainos”), to provide Parent with $200,000,000 of equity financing for the Transactions. The receipt of such preferred equity, debt or other financing is not a condition to the obligation of Purchaser to consummate the Transactions. Kainos has agreed to guarantee the obligations of Purchaser under the Purchase Agreement to pay the reverse termination fee.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. In particular, the representations, warranties and covenants set forth in the Purchase Agreement (i) were made solely for purposes of the Purchase Agreement and the Transactions and solely for the benefit of the contracting parties (except with respect to the rights of specific third parties enumerated in the Purchase Agreement), (ii) may be subject to limitations agreed upon by the contracting parties, including certain disclosure schedules, (iii) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (iv) were made only as of the date(s) specified in the Purchase Agreement, and (v) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

Cautionary Statement Regarding Forward-Looking Statements

This report contains certain statements that are “forward-looking” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words.  For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

Item 7.01.  Regulation FD Disclosure.

On October 19, 2020, the Company issued a press release announcing the execution of the Purchase Agreement, the text of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. This information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.
Exhibit 2.1	Stock Purchase Agreement, dated as of October 18, 2020, by and among Tivity Health, Inc., Kainos NS Holdings LP, and KNS Acquisition Corp.*
Exhibit 99.1	Press Release issued by Tivity Health, Inc., dated October 19, 2020
Exhibit 104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*  Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Date:  October 19, 2020